U. S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - March 20, 2007

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-30955	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Lake Street West, Suite 300 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Copies of Communications to:

Best & Flanagan LLP

Attention: Ross C. Formell

225 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

(612) 339-7121

Fax (612) 339-5897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for in accordance with securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

o	our current working capital deficiency;
o	increases in interest rates or our cost of borrowing or a default under any material debt agreements;
o	deterioration in general or regional economic conditions;
o	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
o	inability to achieve future sales levels or other operating results;
o	fluctuations in the price of oil and gas;
o	the unavailability of funds for capital expenditures; and
o	operational inefficiencies in our operations.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Factors That May Affect Our Results of Operation” in this document.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 5.01 – Changes in Control of Registrant, below, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.01 – Changes in Control of Registrant, “Recent Sales of Unregistered Securities” below, which is incorporated herein by reference.

Item 5.01 – Changes in Control of Registrant

We are providing the following information in connection with a change in control of the Company.

DESCRIPTION OF BUSINESS

On March 20, 2007, we acquired Northern Oil and Gas, Inc., a Nevada Corp. (“NOG”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, Kentex Acquisition Corp., a Nevada corporation and our wholly owned subsidiary (the “Merger Sub”), and NOG. The Merger Agreement provided that, effective March 20, 2007, Kentex Acquisition Corp. merged with and into NOG, with NOG as the surviving corporation (the “Merger”). We issued 21,173,013 shares of our common stock in exchange for 100% of the outstanding shares of NOG. Upon closing of the merger, the former stockholders of NOG thereafter controlled approximately 94% of our outstanding shares of common stock.

Additional material terms of the Merger are as follows:

1.           NOG paid to certain Kentex shareholders and consultants $415,000 under a Principal Shareholders Agreement that was a condition of the Merger Agreement.

2.           As part of the Principal Shareholders Agreement, immediately following the closing, these same shareholders of Kentex have also agreed to exchange approximately 1,680,000 additional shares of Kentex in consideration of the issuance of approximately 1,310,075 shares of newly “restricted securities” that are shares of common stock of Kentex, in consideration of compromising certain claims for (i) expenses advanced to Kentex by any of them; (ii) any other claims that any of them may have against Kentex; (iii) their agreement to enter into a Lock-Up/Leak-Out Agreement covering the resale of these shares as negotiated by NOG; and (iv) the granting of certain registration rights regarding an aggregate of 250,000 of these shares, and demand registration rights to cover all of these shares in the event it is subsequently determined that no resale of these person’s shares can be made unless made pursuant to an effective registration statement.

3.           All shares of Kentex held by pre-Merger officers, directors, affiliates and consultants are subject to a twenty-four (24) month Lock-Up/Leak-Out Agreement. This Lock-Up/Leak-Out Agreement provides that, after such shares become available for resale pursuant to SEC Rule 144, sales may only be made during the leak-out period in accordance with leak-out provisions, which include a price floor, broker’s transactions and a manner of sale requirement, and allow no more than 1/12th of the holdings to be sold on a cumulative basis for a period of twelve (12) months. For example, in the second month of the leak-out period, 2/12th of the shares governed by the Lock-Up/Leak-Out Agreement would be available for resale.

4.           Up to 250,000 of the Kentex shares retained by the pre-Merger shareholders carry so-called “piggyback” registration rights, which give the shareholders the right to include such shares in any registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”) within twelve (12) months after the closing of the Merger. Such shares will also be subject to a Lock-Up/Leak-Out Agreement commencing on the date of the effectiveness of such a registration statement and expiring twelve (12) months following the date of the closing of the Merger. For example, if the registration statement becomes effective six (6) months following the closing of the Merger, one-sixth (1/6) of the shares governed by the Lock-Up/Leak-Out Agreement would be available on a cumulative basis for the remaining six (6) months of the leak-out period. This Lock-Up/Leak-Out Agreement will also include manner of sale and broker’s transactions requirements and a price floor.

Prior to the Merger, Kentex was a “shell company,” meaning that it has no material assets or operations other than to acquire another business or company; and NOG was and is a recently formed developmental stage company that has just commenced operations. Privately-held companies desiring to “go public” in a manner other than an Initial Public Offering (“IPO”) often seek a reorganization or merger with a thinly capitalized publicly-held company. This process avoids the high cost of the registration of securities for public sale, including attendant legal and accounting expenses, and the usually lengthy process involved in the registration of securities.

A transaction like the Merger between Merger Sub and NOG and whereby a majority of the shares of Kentex will be issued to the NOG shareholders is described as a “reverse” merger because the acquired company (NOG) usually has substantially greater assets than the acquiring publicly-held company (Kentex), and the stockholders of the acquired company are usually issued a controlling interest in the acquiring company by reason of the difference in the relative values of the companies. This perceived value is speculative at best; and the shares of Kentex outstanding at the closing of the Merger, estimated to be approximately 1,310,075 shares, result in a dilution of the interest of the NOG shareholders in NOG, immediately on closing.

Securities issued to the stockholders of the acquired company (NOG) in these types of transactions generally are “restricted securities” that cannot be immediately publicly traded, whereas the shares of the publicly held company (Kentex) are presently publicly tradable. This liquidity difference is a distinct advantage to the pre-Merger stockholders of Kentex over the NOG stockholders; however, the principal Kentex stockholders are required to execute as part of the Merger Transaction Documents, Lock-Up/Leak-Out Agreements (described above) that place substantial limitations on the resale of their respective shares of common stock that they will own in the Reorganized Kentex (or will continue to own) following the closing of the Merger (the “Reorganized Kentex Common Stock”), and approximately 1,491,110 of these Kentex shares will be the subject of a new holding period under Rule 144 of the SEC.

As a result of the merger, NOG was deemed to be the acquiring company for financial reporting purposes and the transaction has been accounted for as a reverse merger. The financial statements presented in our December 31, 2006, 10-KSB report are the historical financial statements of Kentex Petroleum, Inc.

Immediately following the Merger, the Company completed a so-called short-form Merger with NOG, in which NOG merged into the Company, and the Company was the surviving entity. As apart of this short-form Merger, the Company changed its name to “Northern Oil and Gas, Inc.”.

Business of Issuer

As a result of the reverse merger with NOG described above, our main business focus has been directed to oil and gas exploration and development. Unless specifically stated otherwise, the information below relates to NOG, since the Company itself did not engage in any substantial business activities prior to the Merger.

Business

The Company is a Nevada Corporation formed for the purpose of drilling exploratory and developmental wells primarily in the Northern Regions of the U.S. and Southern Canada.

The primary asset of the Company is a 22,000+/- acre net leasehold in Sheridan County, MT. This is a Williston Basin, stacked-pay leasehold.

The Company also controls a 3,000+/- acre net leasehold in Mountrail County, ND with the option to obtain approximately 2,000 additional acres. This acreage is within four miles of the recent EOG Resources (NYSE: EOG) discoveries. The Company will be targeting the same Bakken Shale resource formation. The oil rich Bakken formation is one of the most exciting plays in the Continental U.S. at this time. The North Dakota Geological Survey currently estimates the reserves in the Bakken formation to be 300 Billion Barrels, of which 50% is thought to be currently recoverable, making it one of the largest resource plays in the Continental U.S. The Bakken properties are currently under evaluation by the Company’s consulting geologists and drilling is estimated to begin in late 2007. As of February 12, 2007 NOG closed on approximately 3,016 net acres pursuant to the option agreement, and anticipates closing on the balance of the 5,000 acres by August 1, 2007.

In addition, the Company has a working partnership with Montana Oil Properties, Inc., a top land leasing group out of Billings, MT, with over 50 years of experience in land procurement in the region. The Company believes this partnership will continue to produce opportunities for land acquisition and puts the Company in a premier position to acquire the most promising prospects with great agility.

Operations

The Company plans to structure its operations in such a way as to mitigate Capital Expenditures and streamline Selling, General, and Administrative expense. Overhead and staff will be kept to a bare minimum and the majority of operational duties will be outsourced to consultants and independent contractors. The Company currently has no employees other than its two officers, but would expect to eventually have three to five employees, commensurate with the development of its business. We believe that most operational responsibilities can be handled by the founding shareholders, and through the working partnership with Montana Oil Properties and other consultants. Our officers draw no salaries and have no plans to do so for the foreseeable future.

Drilling Projects

The Company plans to utilize experienced drilling and operating partners through farmout agreements in which we contribute our acreage for working interest in the well and our partner funds and drills, and operates the well. In addition we will deploy capital into both our own prospects as well as partner’s prospects while garnering a minority interest in the wells. We believe that through the use of experienced partners we will leverage our acreage position into more potential drilling sites as well as spread our risk through the pooling of acreage and participation in Joint Ventures. We anticipate announcing the first of these partnerships in the early second quarter of 2007.

DESCRIPTION OF PROPERTY

General Background

Sheridan County, Montana

Stacked Pay Project

Kodiak Oil and Gas, Inc., drilling on leasehold acquired from Montana Oil Properties affiliate Reger Oil Properties, made a significant Sheridan County discovery in July 2005. Kodiak completed the State 8-16 following an exceptional Mission Canyon drill stem test. The DST recovered 94 barrels of oil during flow periods that totaled 90 minutes, equating to a daily production rate of slightly more 1500 BOPD. Pressures recorded on the test are virtually unmatched by any Mission Canyon well in the basin and indicate a potentially sizeable accumulation. Kodiak has since drilled and completed three additional Mission Canyon wells offsetting the State 8-16.

On the eastern edge of the Northern Oil leasehold, Nance Petroleum ran pipe on the State 4-36, a Red River well that was believed to have pay in the Ratcliffe, Mission Canyon and Red River formations. In the only official production report yet released, the 4-36 produced 1075 barrels of oil in five days last October. Nance then re-entered the Cova #1 and drilled a horizontal Mission Canyon sidetrack. Nance just completed construction of tank battery consisting of three 500 bbl oil tanks.

Prior to the very recent Kodiak and Nance discoveries, the last successful wildcat well drilled in the area was the Summit Resources 1998 Red River discovery, the 13-35 Nielsen. The Summit Red River discovery, Northern Oil’s position beneath the Kodiak discovery and the portion of the leasehold abutting the Nance discovery are products of our geologist’s interpretation. Our geologist, Mr. Bob Grabb, originated the mid-1990’s Summit Resources Sheridan County exploration program and was the prospect generator for the Nielsen discovery. More recently, his interpretation directed the Northern Oil lease acquisition programs, resulting in our enviable position beneath or immediately adjacent to all three discoveries drilled in the last eight years. Recently our acquisition of Mountrail County, ND, also generated by Mr. Grabb and Southfork Exploration, has created significant excitement due to its position 3 miles to the northeast of the Parshall Field currently being developed by EOG Resources, Inc. (EOG:NYSE).

Our land acquisition partners Montana Oil Properties and Southfork Exploration, LLC, share a long history of success in the Williston Basin; the roots of the two companies are intertwined with the most innovative operator of the last boom, Patrick Petroleum. We believe that the expertise and experience of Montana Oil Properties and Reger Oil when combined with the proven track record of our geoscientist yields a knowledge base that is unsurpassed in this part of the Williston Basin. Utilizing that knowledge base, Northern Oil has assembled 22,000 acres in six prospect areas in addition to Northern’s 5,000 acre position in Mountrail County, a Bakken Shale resource play.

Reservoirs & Reserve Potential

Sheridan County, Montana is arguably one of the premier multi-pay areas in the Williston Basin. The geologic evolution of the basin was conducive to the development of stacked pay zones. Recurrent episodes of deformation were focused along specific strands of deep seated basement faults, localizing the development of structural closures and pathways for fluids that controlled porosity and reservoir development. As a result, several fields produce from six or more zones. Wakea and Comertown fields have each produced from seven different zones; Green Coulee has produced from six. At least sixteen different zones are known to produce from twelve different formations in Sheridan County.

Nearly fifty wells in the county have produced more than 500 MBO, and the average Red River well will produce 305 MBOE. Several wells have produced more than 1 MMBO, and the Stringer #1 will ultimately produce an astounding 2.28 MMBOE from the Red River.

The Morken #3, a Ratcliffe producer within our Divide Prospect area, has an EUR of 957 MBOE. Table 1, below, is a summary of the production statistics for the seven most commonly completed reservoirs in Sheridan County.

Table 1. Sheridan County Production Statistics
Fm	Ave Cum	Best EUR
Mcr	146 MBO	957 MBEO	Morken #3	Divide Field
Mmc	90	839	N. F. Stringer #1	Katy Lake
Dn	101	232	Murray #1	Wakea
Dd	443	416	Benson B-3	Medicine Lake
Dw	280	1714	State #1	Raymond
Og	167	465	Benson B-6	Medicine Lake
Orr	232	2280	Stringer #1	Katy Lake

In addition to accessing an impressive number of prospective reservoirs, wells in Sheridan County have some of the shallowest drilling depths in the basin; average depths range from 7,200 ft for a Mississippian Ratcliffe well to slightly less than 11,000 ft for a Red River well. One 11,000-foot Red River well could conceivably produce more than 2 MMBO and encounter oil in a more than dozen different zones.

Technological Vacuum

Throughout the history of the oil business, companies that are the first to apply appropriate technologies have been richly rewarded. For example, the first application of the anticlinal theory of accumulation, the introduction of rotary drilling tools and the first use of reflection seismic led to abrupt increases in the number of discoveries. Figure 1 shows the exploration history of Sheridan County over the last 35 years; it depicts the flurry of discoveries coincident with the introduction of CDP seismic. Patrick Petroleum utilized this new technology aggressively and was rewarded with a great deal of success. Many of the 1978 to 1984 wildcat field discoveries shown in Figure 1 were drilled by Patrick. Nearly two thirds of the discoveries attributable to CDP seismic were drilled within three and a half years following the introduction of the new technology to Sheridan County. There have been a few successes, but the pulse of discovery that should have followed the introduction of 3-D is notably absent in Sheridan County. (Graphic 1: Figure 1. Wildcat Field Discoveries vs. Time)

Although 3-D seismic was first introduced to the Williston Basin as an exploration tool in the mid-1990s, very few companies have used the tool effectively. Fewer still have used the tool effectively in Sheridan County; this fact is born out by the anemic pulse of discovery in Sheridan County shown above. We believe that the Company, or companies, that fully and properly utilize this “new” technology will be responsible for the next spike in the wildcat field discoveries.

The use of 3-D seismic attributes to predict reservoir properties, widespread in many areas, has been underutilized in Sheridan County. Zones of porosity development are localized in many Williston Basin reservoirs, and the distribution of Red River porosity is especially complex. We are firmly convinced that statistically significant and geologically plausible models of reservoir porosity can be derived from 3-D data; we further believe that these models will convert many of the Sheridan County “near misses” to producers.

It would be difficult to craft a scenario where the timing for entry into Sheridan County could be better. The collapse of oil prices in 1988, followed by industry’s seemingly mindless rush to focus exclusively on shallow gas and resource plays, preserved the many oil prospects of Sheridan County. Subsequent to the Nielsen 13-35 discovery, a test that unequivocally established the utility of 3-D seismic attribute analysis, only eight wildcats have been drilled in the Sheridan County Project area. In the nearly eight years since the Nielsen discovery, that’s of an average of one well per year. When reasonable land prices and oil prices approaching all-time highs are combined with a proven technology that has only been cursorily applied, a phenomenal opportunity results.

Abundant Opportunities

Large portions of Sheridan County are unexplored; larger parts are “under-explored” and “under-exploited”. Huge blocks of our Sheridan County project area have not “seen a bit”, and the unexplored, or undrilled, area totals more than 120 square miles. Consisting of blocks no smaller than six square miles, the potential of this undrilled area is huge; furthermore, much of it has not been shot. Examples of “under-explored” regions include our Lake Creek and Antelope Prospect Areas, while examples of “under-exploitation” include Comertown, Lowell, Lowell South and Divide fields. Four of our six prospect areas are discussed below.

Antelope Prospect Area

The Antelope Prospect Area is one of six loosely defined geographic and geologic subdivisions of our Sheridan County project. It is an example of an unexplored to “under explored” region. Antelope Prospect Area is bounded on the north by Plentywood and Pronghorn fields and is bordered to the south by Wakea and Green Coulee fields. Figure 2 below is a Red River structure contour map and Winnipegosis isoporosity map. Eight potential Red River locations are shown in the Antelope Prospect Area. In addition to the obvious Red River prospects, a well-developed porosity thick occurs in the Winnipegosis. The Winnipegosis is an important producing interval in Wakea Field, which is located just south of the Antelope Prospect Area. A Prairie Evaporite salt void Red River occurs within the prospect area, and it is believed that this feature will have important implications in several Mississippian and Devonian zones. (Northern’s Acreage Position in Yellow.) (Graphic 2: Fig. 2 – Antelope Prospect Area Orr Structure and Dw Isoporosity)

Lake Creek Prospect Area

Lake Creek Prospect Area is similarly unexplored to “under-explored”. Ratcliffe, Mission Canyon, Nisku, Duperow and Red River shows surround the prospect area. North of Lake Creek is Comertown Field, one of the classic stacked pay fields in the Williston Basin. The prospect area contains more than 60,000 undrilled acres. (Graphic 3: Fig. 3 – Lake Creek Prospect Area – Big River Structure and Winnipegosis Isoporosity)

Three Red River locations are shown in figure 3, a Red River structure map superimposed on a Winnipegosis isoporosity map. The regional stratigraphic pinchout of the Winnipegosis porosity occurs along the northwest edge of the prospect area and is shown on the map to the left.

Furthermore, a facies change in the Ratcliffe could define a potentially important regional trap in that formation. Mudrocks are the predominant lithology in the Ratcliffe west-northwest of the Lake Creek Prospect Area, while to the southeast and east, bioclastic material is much more common. This transition could create a regional trap along the northwest edge of Lake Creek.

Divide & Coalridge Prospect Areas

A significant number of “near misses” and “under exploited” opportunities are found in the Divide and Coalridge prospect areas. These opportunities are typified by the 13-35 Nielsen, the 1998 Summit Resources discovery well at Lowell South.

Lowell South is an under developed Red River field that was discovered by Gulf Oil in July 1981. The Gulf Jorgenson 1-27-3C initially produced an unimpressive 50 BOPD and 30 MCFGPD from a very thin porosity streak in the Red River C Burrowed zone. The Jorgenson 1-27-3C ultimately produced 22 MBO and 15 MBW; it was plugged and abandoned in 1988. Due to the poor performance of the Jorgenson 1-27-3C, the field was ignored for another seven years until Summit Resources and Brigham Oil introduced 3-D seismic to the Williston Basin as an exploration tool. (Graphic 4)

Lowell South was one of several strong Winnipeg structures defined by “high and tight” Red River wells that were targeted by the Summit/Brigham 3-D program. The Williston Basin contains numerous examples of structurally high Red River wells that are devoid of porosity, with classic examples being found at Comertown and Sioux Pass fields. It was known, as Diamond Shamrock’s efforts at Comertown had strikingly demonstrated, that superb Red River porosity development can occur downdip to “high and tight” wells.

Only one prospect was tested prior to the demise of the Summit/Brigham partnership; however, a total of two wells were drilled on the prospect. The first well to be drilled by the partners, the Nielsen 35-2, was a dry hole. (Graphic 5: Lowell-Divide Area Red River Porosity Model)

Following the dry hole, the project’s originating geologist convinced Summit and Brigham that their Red River seismic model was flawed, and that there were as many as four additional locations to be drilled on the Lowell South feature. One location, the Nielsen 13-35, was interpreted to occupy a slightly higher structural position and contain stratigraphically higher porosity development in the Red River C Laminated zone. The well was spud in November 1997 and completed in January 1998. The Nielsen 13-35 will ultimately produce 315 MBOE. The remaining three locations have not been drilled; one of the remaining locations is arguably the best location on the structure. Similar Red River opportunities are found in the Divide and Coalridge.

The area encompassing Divide and Coalridge prospect areas contains some of the most productive Ratcliffe rocks in the basin. The Morken #3, a Divide Field well, is expected to ultimately produce almost one million barrels of oil. In addition to Ratcliffe production, shows have been encountered in the Midale and Mission Canyon zones. [Several wells in Oil Producing well is 5 feet structurally low to the dry hole, yet it contains a 20-foot oil column Red River Porosity Model Red River C Zone C burrowed C laminated WaterOil-Water Contact Water-filled porous dolomite Oil-filled porous dolomite the Divide Field have produced some oil from the Mission Canyon and Red River structures. The Kodiak State 8-16, however, may have redefined the importance of the Mission Canyon. A DST from 7570 ft to 7615 ft recovered 94 BO during the 90 minutes that the tool was open. Pressures recorded during the test were impressive; IF: 2028-2370, FF: 2442-3028 and SIP: 3487-3500 with GTS in 20 minutes and OTS in 50 minutes. (Graphic 6: Fig. 3 – Coalridge Prospect Area)

Ratcliffe shows and near misses are abundant in the Coalridge and Divide prospect areas. Virtually every well has a free oil show and several have produced small amounts of oil. We have identified more a dozen potential Mississippian locations in the two areas.

Summary

Excellent reserve potential in a stacked pay setting with relatively shallow drilling depths make Sheridan County an attractive target- but that’s just the beginning. Equally important is fact that 3-D seismic has not been effectively utilized. The surge in wildcat field discoveries attributable to 3-D seismic is yet to come. Furthermore, numerous near misses and under exploited fields are found throughout the project area, and as the Nielsen 13-35 demonstrates, important reserves await discovery. See, Fig. 3 Coalridge Prospect Area.

Leaseholds

Currently, we own 22,000 +/- acres of total net leasehold, both in Sheridan County, MT, and control 5,000 net acres in Mountrail County, ND. Of these leaseholds, all acres are undeveloped. We plan to develop a portion of this acreage as we identify the best operating partners to do so.

Reserves

We are unable to estimate reserves until production comes on line.

Production

We currently have no production.

Well Data

We have not drilled any wells since our inception.

Office Locations

We currently maintain an executive office at 130 Lake Street West, Wayzata, MN 55391. This space is leased pursuant to an office lease, on a month-to-month basis, whereby we pay $1,250.00 per month plus expenses for approximately 750 square feet of office space.

Governmental Regulations

Regulation of Oil and Natural Gas Production. Our oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies. For example, some states in which we may operate require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells. Failure to comply with any such rules and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry will most likely increase our cost of doing business and may affect our profitability. Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may:

•	require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

•	limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

•	impose substantial liabilities for pollution resulting from its operations.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both. In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on the Company, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

ESA. The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species. Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat. ESA provides for criminal penalties for willful violations of the Act. Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject the Company to significant expenses to modify our operations or could force the Company to discontinue certain operations altogether.

Competition

We compete with numerous other oil and gas exploration and production companies. Many of these competitors have substantially greater resources than us. Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business could be adversely affected.

Personnel

We currently have 2 full time employees (the officers of the Company) and employ the services of several contract personnel. As drilling production activities increase, we intend to hire additional technical, operational and administrative personnel as appropriate. We do not expect a significant change in the number of full time employees over the next 12 months. We are using and will continue to use the services of independent consultants and contractors to perform various professional services, particularly in the area of land services, reservoir engineering, drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment. We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

AVAILABLE INFORMATION

We file annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405 at prescribed rates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview and Outlook

We are an oil and gas exploration and production company. Our properties are located in Montana and North Dakota. Our corporate strategy is to build value in the Company through the development and acquisition of natural gas and oil assets that exhibit consistent, predictable, and long-lived production.

We initially secured the rights to mineral leases on approximately 27,000 net acres.

Our goal is to consolidate numerous oil and natural gas producing properties within this region and enhance their value by, for example, applying new technology for drilling for and/or producing oil and natural gas more efficiently or securing additional capital to facilitate the operations. The steps we need to take to implement our strategy include:

•	Raise the necessary capital required to acquire, explore for and produce oil, conventional natural gas and unconventional natural gas;
•	Assemble a group of talented and experienced employees, partners and consultants to execute the strategic objectives;
•

Create value by executing an ‘asset roll up’ business plan, subsequently optimizing the value of each newly acquired property. Executing this phase of the strategy should in turn provide asset value for the acquisition and enhancement of additional properties, and create synergies among these assets, further improving their value.

•	Identify and utilize industry partners to mitigate risk and leverage resources and acreage through joint ventures, farmout agreements and strategic pooling of acreage.

Results of Operations for the period ended December 31, 2006

The Company is in the early stage of developing its properties in Montana and North Dakota and currently has no production or revenues from these properties. Its operations to date have been limited to technical evaluation of the properties and the design of development plans to exploit the oil and gas resources on those properties as well as seeking financing opportunities to acquire additional oil and gas properties.

Oil and Gas revenues for the twelve months ended December 31, 2006 was $0. We will not have any significant production revenue unless and until we are able to establish commercial production in connection with new drilling activities planned for 2007 or in connection with other acquisition activities.

Our expenses to date have consisted principally of general and administrative costs. We expect these costs to increase moderately as we proceed with our development plans. In the future we expect to incur increased geologic, geophysical, and engineering costs. Total expenses for the period ended December 31, 2006 were $76,373.93. We had a net loss of $76,106.85.

Operation Plan

During the next twelve months we plan to seek financing opportunities to commence a growth plan that will include the acquisition of additional oil and gas properties as well as begin a larger scale development project on the existing acreage.

The Company has several other projects that are in various stages of discussions and is continually evaluating oil and gas opportunities in the Continental U.S.

To accelerate the development program we plan to take on Joint Venture (JV) or Working Interest (WI) partners that will contribute to the capital costs of drilling and completion and then share in revenues derived from production. This economic strategy may allow us to utilize our own financial assets toward the growth of our leased acreage holdings, pursue the acquisition of strategic oil and gas producing properties or companies and generally expand our existing operations.

Because of our limited operating history we have yet to generate any revenues from the sale of oil or natural gas. Our activities have been limited to the negotiation of WI agreements, mineral lease acquisition and preliminary analysis of reserves and production capabilities. Consequently, we have incurred the expenses of start-up.

Our future financial results will depend primarily on: (i) the ability to continue to source and screen potential projects; (ii) the ability to discover commercial quantities of natural gas and oil; (iii) the market price for oil and gas; and (iv) the ability to fully implement our exploration and development program, which is dependent on the availability of capital resources. There can be no assurance that we will be successful in any of these respects, that the prices of oil and gas prevailing at the time of production will be at a level allowing for profitable production, or that we will be able to obtain additional funding to increase our currently limited capital resources.

Liquidity and Capital Resources

Liquidity is a measure of a company’s ability to meet potential cash requirements. We have historically met our capital requirements through the issuance of stock and by borrowings. In the future, we anticipate we will be able to provide the necessary liquidity we need by the revenues generated from the sales of our oil reserves in our existing properties, however, if we do not generate sufficient sales revenues we will continue to finance our operations through equity and/or debt financings.

The following table summarizes total current assets, total current liabilities and working capital at December 31, 2006.

December 31,
2006

Current Assets	$850,935.00

Current Liabilities	$1,143,067.00

Working Capital	$(292,132.00)

*As of the closing of our private placement on February 1, 2007 our Working Capital is Positive.

Satisfaction of our cash obligations for the next 12 months.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing and JV or WI partnerships. We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial revenues, which may take the next few years to fully realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations. However, due to the low overhead of the Company, we are not dependant on new capital if we do not wish to accelerate our drilling programs and/or buy up working interests in potential wells during the next 18 months.

Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of sales or development fees, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings to the extent necessary to provide working capital.

Over the next twelve months we believe that existing capital and anticipated funds from operations will not be sufficient to sustain current operations and planned expansion. Consequently, we may seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We anticipate incurring operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in the oil and gas exploration industry. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Going Concern

The financial statements included in our filings have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. Management may use borrowings and security sales to mitigate the effects of its cash position; however, no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Summary of product research and development that we will perform for the term of our plan.

We do not anticipate performing any significant product research and development under our plan of operation until such time as we can raise adequate working capital to sustain our operations.

Expected purchase or sale of any significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or anticipated to be needed in the next twelve months.

Significant changes in the number of employees.

We currently have 2 full time employees (the Officers of the Company). As drilling production activities commence, we may hire additional technical, operational and administrative personnel as appropriate. We do not expect a significant change in the number of full time employees over the next 12 months. We are using and will continue to use the services of independent consultants and contractors to perform various professional services, particularly in the area of land services, reservoir engineering, drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment. We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACTORS THAT MAY AFFECT OUR RESULTS OF OPERATION

Risks Associated with Our Business

We have minimal operating history, which raises substantial doubt as to our ability to successfully develop profitable business operations.

We have a limited operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries. As a result of our recent acquisition of mineral leases we have yet to generate revenues from operations and have been focused on organizational, start-up, market analysis, exploratory drilling and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;
•	success of our development and exploration;
•	demand for natural gas and oil;
•	the level of our competition;
•	our ability to attract and maintain key management and employees; and
•

our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production efforts, when commenced. Despite our best efforts, we may not be successful in our development efforts or obtain required regulatory approvals. There is a possibility that some, or all, of our wells may never produce natural gas or oil.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We believe that current cash on hand and the other sources of liquidity are only sufficient enough to fund our operations through 2007. After that time we will need to raise additional funds to fund our operations, to fund our anticipated reserve replacement needs and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, exploration and development activities.

If low natural gas and oil prices, operating difficulties or other factors, many of which are beyond our control, cause our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, exploitation and exploration programs. If our resources or cash flows do not rapidly commence, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our acquisition, drilling, development, and exploration activities or be forced to sell some of our assets on an untimely or unfavorable basis.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders.

We are highly dependent on Michael Reger, our Chief Executive Officer and Chairman and Ryan Gilbertson, Chief Financial Officer. The loss of either of them, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

Our success depends heavily upon the continued contributions of Michael Reger and Ryan Gilbertson, whose knowledge, leadership and technical expertise would be difficult to replace, and on our ability to retain and attract experienced engineers, geoscientists and other technical and professional staff. If we were to lose their services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for them.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Risks Related To Our Business

We are a development stage company with no operating history for you to evaluate our business. We may never attain profitability.

The Company was organized on October 5, 2006, and has not yet engaged in substantial business operations. We project losses for the Company through 2007. We are a development stage company engaged in the business of oil and gas exploration and development, and have no current oil or natural gas operations. The business of acquiring, exploring for, developing and producing oil and natural gas reserves is inherently risky. As an oil and gas acquisition, exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and natural gas reserves on terms that will be commercially viable for us.

Our lack of diversification will increase the risk of an investment in the Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the oil and gas industry in a limited number of properties, initially in Montana. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.

The oil and gas industry is highly competitive. Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Montana alone will not be sufficient to fund both our continuing operations and our planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decline, our revenues will likely decrease and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;
•	expand our systems effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our hedging activities could result in financial losses or could reduce our net income, which may adversely affect your investment in our common stock.

In order to manage our exposure to price risks in the marketing of our oil and natural gas production, we may enter into oil and natural gas price hedging arrangements with respect to a portion of our expected production.

While intended to reduce the effects of volatile oil and natural gas prices, such transactions may limit our potential gains and increase our potential losses if oil and natural gas prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose us to the risk of loss in certain circumstances, including instances in which:

•	our production is less than expected;
•	there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; or
•	the counterparties to our hedging agreements fail to perform under the contracts.

Risks Related To Our Industry

Our exploration for oil and gas is risky and may not be commercially successful, and the advanced technologies we use cannot eliminate exploration risk, which could impair our ability to generate revenues from our operations.

Our future success will depend on the success of our exploratory drilling program. Oil and gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Even when used and properly interpreted, 3D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible. In addition, the use of 3D seismic data becomes less reliable when used at increasing depths. We could incur losses as a result of expenditures on unsuccessful wells. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We may not be able to develop oil and gas reserves on an economically viable basis, and our reserves and production may decline as a result.

If we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves. Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Estimates of oil and natural gas reserves that we make may be inaccurate and our actual revenues may be lower than our financial projections.

We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates, will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills, among others. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We intend to obtain insurance with respect to these hazards; however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Decommissioning costs are unknown and may be substantial. Unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in oilfield operations. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty distributing our production, which could harm our financial condition.

In order to sell the oil and natural gas that we are able to produce, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and natural gas production and may increase our expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years, and have risen to record levels on a nominal basis in 2006. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Prices may not remain at current levels. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Increases in our operating expenses will impact our operating results and financial condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and natural gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our insurance may be inadequate to cover liabilities we may incur.

Our involvement in the exploration for and development of oil and gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we expect to obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We will rely on technology to conduct our business and our technology could become ineffective or obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock or warrants, and stockholders may be unable to sell their shares and warrants on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock and warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on March 20, 2007, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership for the following table is based on 22,664,123 shares of common stock outstanding as of March 20, 2007.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after March 20, 2007 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Michael Reger, Director and Chief Executive Officer	4,070,000 (3)	18.0%
Ryan Gilbertson, Director and Chief Financial Officer	1,857,500 (4)	8.2%
Douglas Polinsky, Director	4,382,500 (5)	19.3%
Directors and Officers as a Group	10,310,000	45.5%
1.

as used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Company.

2.	Figures are rounded to the nearest tenth of a percent.

3.

Includes 4,069,000 shares held directly and 1,000 shares held by family members of Mr. Reger, which may be deemed to be beneficially owned by him. Further, on December 15, 2006, the Company granted 500,000 stock options to Mr. Reger in consideration of his services as Chief Executive Officer of the Company. 250,000 options vest on June 15, 2007, and the balance vest on December 15, 2007. The 500,000 options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016. These option shares are not included in these totals, as the options are not immediately exercisable.

4.

Includes 407,500 shares held directly and 1,450,000 shares held by entities owned and/or controlled by Mr. Gilbertson, which may be deemed to be beneficially owned by him. Further, on December 15, 2006, the Company granted 500,000 stock options to Mr. Gilbertson in consideration of his services as Chief Financial Officer of the Company. 250,000 options vest on June 15, 2007, and the balance vest on December 15, 2007. The 500,000 options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016. These option shares are not included in these totals, as the options are not immediately exercisable.

5.

Includes 2,000,000 shares held directly and 2,382,500 shares held by entities owned and/or controlled by Mr. Polinsky which may be deemed to be beneficially owned by him. This includes 905,000 shares held by Lantern Advisers, LLC, which is jointly controlled with Mr. Joseph Geraci II and which are also included in his beneficial shareholdings listed below. Further, on December 15, 2006, the Company granted 100,000 stock options to Mr. Douglas Polinsky in consideration of his services as Director of the Company. 50,000 options vest on June 15, 2007, and the balance vest on December 15, 2007. The 100,000 options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016. These option shares are not included in these totals, as the options are not immediately exercisable.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Joseph A. Geraci II 80 South 8th Street, Suite 900 Minneapolis, MN 55402	4,160,000 (3)	18.2%
Beneficial Owners as a Group	4,160,000	18.2%

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

2.	Rounded to the nearest tenth of a percent.

3.

Includes 275,000 shares held directly and 3,885,000 shares held by entities controlled by Mr. Geraci, and of which he may be deemed the beneficial owner. This includes 905,000 shares held by Lantern Advisors, LLC, which is jointly controlled with Mr. Douglas Polinsky, and are also included in his beneficial shareholdings listed above.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Pursuant to the merger with NOG, the officers and directors of NOG became the officers and directors of the Company effective upon closing of the Merger.

Information as to our current directors and executive officers is as follows:

Name and Age	Positions

Michael Reger, 30	Director, Chief Executive Officer and Secretary
Ryan Gilbertson, 31	Director and Chief Financial Officer
Douglas Polinsky, 47	Director

Michael L. Reger, Director, CEO

Mr. Reger is a Principal of Crystal Bay Capital, a boutique investment banking firm focused on small to mid-size companies. Mr. Reger has been primarily involved in the acquisition of real estate and oil & gas minerals for his entire professional life and is a director of Reger Oil based in Billings, Montana. Mr. Reger holds a BA in Finance and an MBA in Finance/Management from the University of St. Thomas in St. Paul, Minnesota.

Ryan Gilbertson, CFO

Mr. Gilbertson is a Principal of Crystal Bay Capital, a boutique investment banking firm focused on small to mid-size companies. Mr. Gilbertson’s last position prior to founding Crystal Bay Companies was Director of Equity Derivative Trading and Strategy at Piper Jaffray in Minneapolis. Prior to Piper Jaffray, Ryan was an Equity Derivative Trader at Telluride Asset Management, a multi-strategy hedge fund based in Wayzata, Minnesota. Ryan holds a BA from Gustavus Adolphus College.

Douglas M. Polinsky, Director

Mr. Polinsky is the Chief Executive Officer of Great North, Inc., a financial services company he founded in 1994. Great North advises corporate clients on capital formation, reverse mergers of private companies into public shells and other transaction-related financial matters, and also makes direct investments into privately held companies. Mr. Polinsky earned a Bachelor of Science degree at the University of Nevada at Las Vegas and resides in Deephaven, Minnesota.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee, our directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations and financial experience of our officers, we believe the services of a financial expert are not warranted.

Code of Business Conduct and Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Our decision to not adopt such a code of ethics results from our having only two officers and one additional director operating as the management for the Company. We believe that as a result of the limited interaction which occurs having such a small management structure for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors, perform some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we have only one current director and have never received a stockholder nomination for additional directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of the Company’s former executive officer Sarah E. Jensen and the Company’s current officers as of December 31, 2006. The current officers received no cash compensation in 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sarah E. Jensen, Former President (1)	2006 2005 2004	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Michael Reger, Chief Executive Officer	2006	-0-	-0-	-0-	$400,000 (2) (4)	-0-	-0-	-0-	$400,000
Ryan Gilbertson, Chief Financial Officer	2006	-0-	-0-	-0-	$400,000 (3) (4)	-0-	-0-	-0-	$400,000

(1)	Effective as of the closing of the merger with NOG, Sarah E. Jensen was replaced as officer and director by the officers and directors of NOG.
(2)

On December 15, 2006, the Company granted 500,000 stock options to Mr. Reger in consideration of his services as Chief Executive Officer of the Company. 250,000 options vest on June 15, 2007, and the balance vest on December 15, 2007. The 500,000 options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016.

(3)

On December 15, 2006, the Company granted 500,000 stock options to Mr. Gilbertson in consideration of his services as Chief Financial Officer of the Company. 250,000 options vest on June 15, 2007, and the balance vest on December 15, 2007. The 500,000 options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016.

(4)	See Note 6 to the Company’s December 31, 2006 Financial Statements (attached) for a description of the valuation method and assumptions used in determining the value of the options.

                The following table sets forth the outstanding equity awards to the Company’s executive officers as of the year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael Reger	0	500,000	0	$1.05	12/15/16	0	0	0	0
Ryan Gilbertson	0	500,000	0	$1.05	12/15/16	0	0	0	0

Compensation Committee

We currently do not have a compensation committee of the board of directors. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation.

Director Compensation and Other Arrangements

All directors will be reimbursed for expenses incurred in attending Board or committee, when established, meetings. From time to time, certain directors who are not employees may receive shares of our common stock.

The following table sets forth director compensation for directors who are not also executive officers, for the year ended December 31, 2006.

DIRECTOR COMPENSATION
Name	Res Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Douglas Polinsky	0	0	$80,000 (1)(2)	0	0	0	$80,000

(1)           On December 15, 2006, the Company granted 100,000 stock options to Mr. Polisnky in consideration of his services as director of the Company. 50,000 options vest on June 15, 2007, and the balance vest on December 15, 2007. The 100,000 options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016.

(2)	See Note to the Company’s December 31, 2006 Financial Statements (attached) for a description of the valuation method and assumptions used in determining the value of the options.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Consideration set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On October 13 and October 21, 2006, NOG borrowed a total of $123,750 from its three directors, Michael Reger, Ryan Gilbertson and Douglas Polinsky pursuant to promissory notes. These promissory notes did not bear interest. On February 1, 2007, the Company repaid the outstanding principal on these Notes.

The Company acquired approximately 3,000 net acres of leases on the Mountrail County, North Dakota, from Southfork Exploration, LLC, for $90 per acre, plus 90 shares of restricted common stock of the Company per acre. The initial closing of this transaction occurred on February 12, 2007. The Company also has the option to acquire approximately an additional 2,000 net acres pursuant to its agreement with Southfork Exploration, LLC. Southfork Exploration, LLC is owned and controlled by Mr. J. R. Reger, the brother of Michael Reger, the Company’s Chief Executive Officer. The Company believes this transaction was concluded on terms and conditions which were no less favorable than those which would have been obtained from an unrelated third party.

The Company acquired the Sheridan County, Montana, leasehold interest from Montana Oil Properties, Inc., for a total payment of $825,000 plus 400,000 shares of common stock of the Company. The closing of this transaction was also concluded on February 12, 2007. Montana Oil Properties, Inc. is owned and controlled by Mr. Tom Ryan and Mr. Steve Reger, uncles of Michael Reger, Chief Executive Officer of the Company. The Company believes that the terms and conditions of this transaction were no less favorable than those which would have been obtained from an unrelated third party.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 22,664,123 shares were outstanding as of March 20, 2007. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent

The transfer agent for our common stock is Atlas Stock Transfer Company, 8899 South State, Salt Lake City, Utah 84107.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock was listed on the OTC Bulletin Board of the National Association of Securities Dealers (“NASD”) on January 19, 2006, under the symbol “KNTX”. There is currently no established “public market” for shares of common stock of the Company. No assurance can be given that any market for the Company’s common stock will develop or be maintained.

For any market that develops for our Company’s common stock, the sale of “restricted securities” (common stock) pursuant to Rule 144 of the Securities and Exchange Commission by members of management or any other person to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market. Present members of management have already satisfied the one year holding period of Rule 144 for public sales of their respective holdings in our Company in accordance with Rule 144. See the caption “Recent Sales of Unregistered Securities”, of this Item, below. A minimum holding period of one year is required for resales under Rule 144, along with other pertinent provisions, including publicly available information concerning our Company; limitations on the volume of restricted securities which can be sold in any ninety (90) day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

The bid and offer price for the shares of common stock of our Company for the quarterly periods from January 19, 2006 through December 31, 2006 are as follows:

	Closing Bid		Closing Ask
2006	High	Low	High	Low
January 18 – March 31	NONE	NONE	NONE	NONE
April 3 – June 30	NONE	NONE	NONE	NONE
July 3 – September 20.20		.20	NONE	NONE
October 2 – December 29.20		.20	NONE	NONE

These prices were obtained from the National Quotation Bureau, Inc. (“NQB”) and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Holders

The number of record holders of the Company’s common stock as of the date of this Report is approximately 453.

Dividends

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Securities Authorized for Issuance under Equity Compensation Plans

Stock Option Plan

The Board of Directors approved the Stock Option Plan on November 3, 2006. The total number of options that can be granted under the plan will not exceed 2,000,000 shares. Non-qualified stock options will be granted by the Board of Directors with an option price not less than the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock. However the price shall not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the corporation.

Each option granted under the stock option plan will be assigned a time period for exercising not to exceed ten years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised.

In the event of a change of control (as defined in the stock option plan), the date on which all options outstanding under the stock option plan may first be exercised will be accelerated. Generally, all options terminate 90 days after a change of control.

As of December 31, 2006, 1,100,000 options have been issued under this plan.

The following table sets forth information as of December 31, 2006 regarding outstanding options granted under the plans, warrants issued to consultants and options reserved for future grant under the plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,100,000	$ 1.05	900,000

Equity compensation plans not approved by stockholders	---	$----	---

Total	1,100,000	$ 1.05	900,000

This plan is intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the Company’s continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals to the Company in the future.

LEGAL PROCEEDINGS

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this report, there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no disagreements with our independent auditors on accounting or financial disclosures.

RECENT SALES OF UNREGISTERED SECURITIES

On October 6, 2006, NOG issued 18,000,000 shares of our restricted common stock to Michael Reger, Ryan Gilbertson, Douglas Polinsky and Joseph Geraci II, their immediate families, entities they control, or other accredited investors, at par value. We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The recipients of the shares were the founders of NOG and were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make an investment decision, including the Company’s financial statements. We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that they were capable of evaluating the merits and risks of the investment. The recipient had the opportunity to speak with our president and directors on several occasions prior to its investment decision.

On February 1, 2007, NOG issued 2,501,573 shares of our restricted common stock to purchasers in our private placement commenced on November 7, 2006, at a price of $1.05 per share. We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506. The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and Exchange Act reports. We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

On December 15, 2006, NOG granted 1,100,000 stock options to officers and directors in consideration of services to the Company. One-half of the options vest each six (6) months. The options are exercisable at $1.05 per share for a period of ten (10) years expiring on December 15, 2016. We believe that the grant of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The recipients of the options were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make an investment decision, including the Company’s financial statements. We reasonably believe that the recipients, immediately prior to granting the options, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the investment since they were the officers and directors of the Company.

On February 12, 2007, NOG issued a total of 271,440 shares of our restricted common stock to Southfork Exploration, LLC and 400,000 shares of restricted common stock to Montana Oil and Gas, Inc. in connection with the acquisition of leasehold interests. We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and 34 Act reports. We reasonably believe that the recipient, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that it was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with our president and directors on several occasions prior to their investment decision.

On March 20, 2007, we issued 21,173,013 shares of our restricted common stock to the stockholders of Northern Oil and Gas, Inc. pursuant to the merger completed effective that date, in connection with the merger between Northern Oil and Gas, Inc., wholly owned subsidiary, Kentex Acquisition Corp., Inc. We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506. The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and Exchange Act reports. We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Item 5.02 Departure of Directors or Principal Officers; Elected Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As a result of the merger with Northern Oil and Gas, Inc., all of our previous Directors and Officers resigned and were replaced by the Directors and Officers of Northern Oil and Gas, Inc. See Item 5.01 – Changes in Control of Registrant, above, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the Merger, we completed a so-called “short-form merger” to merger Northern Oil and Gas, Inc. into Kentex Petroleum, Inc. Kentex Petroleum, Inc. (the “Company”) was the surviving entity. As part of this transaction, we changed our name to “Northern Oil and Gas, Inc.”, effective March 21, 2007. See Item 5.01 – Changes in Control of Registrant, above, which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the merger with Northern Oil and Gas, Inc., we are no longer considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), as Northern Oil and Gas, Inc., has operating assets. See Item 5.01 – Changes in Control of Registrant, above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)

Audited Balance Sheet of Northern Oil and Gas, Inc., and the related statement of operations, stockholders’ deficit, and cash flows, for the period from inception (October 5, 2006) through December 31, 2006.

(b)	Unaudited Pro Forma Condensed Financial Statements~~.~~ reflecting the combined financial effect of the Merger as if the Merger had been consummated on January 1, 2006.
(c)	Exhibits.

Exhibit Number	Description
2.	Agreement and Plan of Merger dated March 5, 2007, with exhibits
10.1	Montana Lease acquisition agreement with Montana Oil Properties dated October 5, 2007
10.2	North Dakota lease acquisition agreement with Southfork Exploration, LLC, dated November 15, 2006
10.3	Incentive Stock Option Plan of the Company adopted November 3, 2006
10.4	Form of Stock Option Agreement under the Company’s Incentive Stock Option Plan
10.5	Form of Convertible Promissory Note between the Company and Messrs. Reger, Gilbertson and Polinsky
10.6	Form of Principal Shareholders Agreement, with exhibits

(a)

Audited Balance Sheet of Northern Oil and Gas, Inc., and the related statement of operations, stockholders’ deficit, and cash flows, for the period from inception (October 5, 2006) through December 31, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Northern Oil and Gas, Inc.

We have audited the accompanying balance sheet of Northern Oil and Gas, Inc. [a development stage company] as of December 31, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the period from inception [October 5, 2006] through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northern Oil and Gas, Inc., as of December 31, 2006, and the results of their operations and their cash flows for the period from inception [October 5, 2006] through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Mantyla McReynolds LLC

Salt Lake City, Utah

March 14, 2007

F1

NORTHERN OIL AND GAS, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2006

ASSETS

CURRENT ASSETS
Cash	$61,935
Restricted Cash	788,000
Prepaid Rent	1,000
Total Current Assets	850,935

OTHER ASSETS
Deposit – MOP Oil Lease	165,000
Deposit – South Fork Oil Lease	65,000
Deposit – KNTX Shell	25,000
Total Other Assets	255,000

Total Assets	$1,105,935

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILTIES
Investor Subscriptions Net of Issuance Costs	$778,067
Convertible Notes Payable (Related Party)	365,000
Total Current Liabilities	1,143,067

LONG-TERM LIABILITIES	—

Total Liabilities	1,143,067

STOCKHOLDERS' DEFICIT
Preferred Stock, Par Value $.0001; 100,000 Authorized, 0 Outstanding	—
Common Stock, Par Value $.0001; 100,000,000 Authorized, 18,000,000 Outstanding	1,800
Additional Paid-in Capital	38,575
Stock Subscriptions Receivable	(1,400)
Deficit Accumulated during Development Stage	(76,107)
Total Stockholders' Deficit	(37,132)

Total Liabilities and Stockholders' Deficit	$1,105,935

See accompanying Notes to Financial Statements

F2

NORTHERN OIL AND GAS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from Inception (October 5, 2006) Through December 31, 2006

REVENUES	$—

EXPENSES
Share – Based Compensation Expense	38,575
General and Administrative Expense	37,799
Total Expenses	76,374

LOSS FROM OPERATIONS	(76,374)

OTHER INCOME	267

LOSS BEFORE INCOME TAXES	(76,107)

INCOME TAX PROVISION (BENEFIT)	—

NET LOSS	$(76,107)

Net Loss Per Common Share – Basic and Diluted	$(0.004)

Weighted Average Shares Outstanding Basic and Diluted	18,000,000

See accompanying Notes to Financial Statements

F3

NORTHERN OIL AND GAS, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from Inception (October 5, 2006) Through December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(76,107)
Adjustments to Reconcile Net Loss to Net Cash Used for Operating Activities:
Increase in Prepaid Rent	(1,000)
Share – Based Compensation Expense	38,575
Net Cash Used For Operating Activities	(38,532)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	(255,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Investor Subscriptions – Net of Issuance Costs	778,067
Proceeds from Convertible Notes Payable (Related Party)	365,000
Proceeds From Issuance of Common Stock	400
Net Cash Provided by Financing Activities	1,143,467

NET INCREASE IN CASH	849,935

CASH – BEGINNING	—

CASH – ENDING	$849,935

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$—
Cash paid during the year for income taxes	$—

See accompanying Notes to Financial Statements

F4

NORTHERN OIL AND GAS, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period from Inception (October 5, 2006) Through December 31, 2006

					Accumulated
					Deficit
	Common	Common	Additional	Stock	During	Total
	Stock	Stock	Paid-in	Subscriptions	Development	Stockholders'
	Shares	Amount	Capital	Receivable	Stage	Deficit

Balance at Inception (October 5, 2006)	—	$—	$—	$—	$—	$—

Common Stock Issued	18,000,000	1,800	—	(1,400)	—	400

Compensation Related
Stock Option Grants	—	—	38,575	—	—	38,575

Net Income (Loss)	—	—	—	—	(76,107)	$(76,107)

Balance – December 31, 2006	18,000,000	$1,800	$38,575	$(1,400)	$(76,107)	$(37,132)

See accompanying Notes to Financial Statements

F5

NORTHERN OIL AND GAS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - CURRENT BUSINESS OF THE COMPANY

Northern Oil and Gas Inc. was incorporated under the laws of the State of Nevada on October 5, 2006.

Management has determined that the Company should focus on projects in the oil and gas industry primarily based in the Rocky Mountain Region of the U.S., specifically the Williston Basin. This is based upon a belief that this industry is an economically viable and fast growing sector in which to conduct business operations. The Company has targeted specific prospects and intends to engage in the drilling for oil and gas. The company is currently a development stage company. Michael Reger, the Company’s President, has a great deal of experience in the oil and gas industry.

The Company has two employees at this time, CEO Michael Reger and CFO Ryan Gilbertson. It will seek to retain independent contractors to assist in operating and managing the prospects as well as to carry out the principal and necessary functions incidental to the oil and gas business. With the intended acquisition of oil and natural gas, the Company intends to establish itself with an industry partner or partners. Once the Company can establish a revenue base with cash flow, it will seek opportunities more aggressive in nature.

During the fourth quarter of 2006, the Company evaluated two opportunities, one from Montana Oil Properties, Inc and one from South Fork Exploration, LLC. Under the Montana Oil Properties Inc. agreement, Northern Oil and Gas, Inc. (NOG) agreed to acquire from Montana Oil Properties, Inc. (MOP) certain oil leases in Sheridan County Montana for a total purchase price of $825,000 and 400,000 shares of NOG common stock for 21,354 net acres. MOP will also retain an overriding Royalty Interest equal to 7.5%. A deposit of $165,000 was paid to MOP in fourth quarter 2006, with a closing date of February 12, 2007. The Montana Oil Properties Acquisition closed as planned on February 12, 2007. The principals of MOP are Mr. Steven Reger and Mr. Tom Ryan, both are uncles of our CEO, Michael Reger.

Under the South Fork Exploration, LLC (SFE) agreement, NOG agreed to acquire 3,016 net acres from SFE for $90 per acre and 90 shares of NOG per acre. The initial closing will take place February 12, 2007. Additionally NOG has the right to purchase up to a total of 5000 acres for the same consideration up to August 1, 2007. At this point The Company anticipates closing on or near the full acreage amount. These leases are Bakken Prospects located in Mountrail County, North Dakota. SFE shall convey all purchased leases unto NOG utilizing a mutually acceptable form of assignment and shall deliver 80% net revenue interest in purchased leases to NOG. A deposit of $65,000 was paid to SFE in fourth quarter 2006, with an initial closing date of February 12, 2007. Subsequently, on February 12, 2007 the SFE acquisition closed as planned. SFE’s president is J.R. Reger, brother of NOG CEO Michael Reger.

NOTE 2 - SIGNIFICANT ACCOUNTING PRACTICES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

As of December 31, 2006 the company owns no properties and has no production or reserves, therefore we have minimal accounting practices at this time. In the future as property acquisitions are closed we will publish our accounting practices as such. To this point we have essentially been a “checkbook” company with no operations and no material revenues. Subsequent to this reporting period, we have, however, closed on approximately 25,000 net acres as mentioned previously.

F6

New Accounting Pronouncements

In September 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This issue addresses the question of when it is appropriate to measure purchase and sales of inventory at fair value and record them in cost of sales and revenues and when they should be recorded as exchanges measured at the book value of the item sold. The EITF concluded that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold. The consensus has been applied to new arrangements entered into and modifications or renewals of existing agreements, beginning in the second quarter of 2006. The adoption of this statement did not have a material impact on our results of operations or financial position.

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and beginning with the Company’s Annual Report for the year ending December 31, 2008, that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In February 2006, the Financial Accounting Standards Board (FASB) issued statement 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements no. 133 and 140. This statement resolves issues addressed in Statement 133 Implementation Issue no. D1 “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This implementation guidance indicated that entities could continue to apply guidance related to accounting for beneficial interests in paragraphs 14 and 362 of Statement 140, which indicate that any security that can be contractually prepaid or otherwise settled in such a way that the holder of the security would not recover substantially all of its recorded investment should be subsequently measured like investments in debt securities classified as available for sale or trading, and may not be classified as held to maturity. Also, Implementation issue D1 indicated that holders of beneficial interests in securitized financial assets that are not subject to paragraphs 14 and 362 of Statement 140 are not required to apply Statement 133 to those beneficial interests, pending further guidance. Statement 155 eliminates the exemption from Statement 133 for interests in securitized financial assets. It also allows the preparer to elect fair value measurement at acquisition, at issuance or when a previously recognized financial instrument is subject to a remeasurement event. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In March 2006, the FASB issued statement 156 Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. Under statement 140, servicing assets and servicing liabilities are amortized over the expected period of estimated net servicing income or loss and assessed for impairment or increased obligation at each reporting date. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. Subsequent measurement of servicing assets and servicing liabilities at fair value is permitted, but not required. If derivatives are used to mitigate risks inherent in servicing assets and servicing liabilities, those derivatives must be accounted for at fair value. Servicing assets and servicing liabilities subsequently measured at fair value must be presented separately in the statement of financial position and there are additional disclosures for all separately recognized servicing assets and servicing liabilities. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In June 2006, the FASB issued interpretation no 48 Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109. Recognition of a tax position should be based on whether it is more likely than not that a tax position will be sustained. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. This interpretation is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this interpretation will have material impact on our results of operations or financial position.

F7

In September 2006, the Securities and Exchange Commission (SEC) release Staff Accounting Bulletin (SAB) No. 108 regarding the effects of prior year misstatements in considering current year misstatements for the purpose of a materiality assessment. The opinion in SAB 108 is that in the case of an error that has occurred and been immaterial in a number of previous years, the cumulative effect should be considered in assessing the materiality of the error in the current year. If the cumulative effect of the error is material, then the current year statements, as well as prior year statements should be restated. In the case of restated prior year statements, previously filed reports do not need to be amended, if the error was considered immaterial to previous year’s financial statements. However the statements should be amended the next time they are filed. The effects of this guidance should be applied cumulatively to fiscal years ending after November 15, 2006. Additional disclosure should be made regarding any cumulative adjustments made in the current year financial statements. We do not expect the adoption of this SAB will have material impact on our results of operations or financial position.

Cash and Equivalents

Our cash positions represent assets held in Checking and Money Market Accounts. These assets are available to us on a daily basis and are highly liquid in nature. Pursuant to the terms of our Private Placement the money raised was held in escrow pending the attainment of the minimum offering of 2,000,000 shares. Subsequently, on February 1, 2007 the minimum was reached and the proceeds were merged into operating and unrestricted investment accounts. Due to the balances being greater than 100,000, we do not have FDIC coverage on the entire amount of bank deposits. The company believes this risk is minimal.

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R ) , Share Based Payment. This statement requires us to record an expense associated with the fair value of stock-based compensation. We currently use the Black-Scholes option valuation model to calculate stock based compensation at the date of grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate. We have used a basket of comparable companies to determine the volatility input. We believe this fairly represents the volatility we may trade on were we a public company at the time of issuance. The total fair value of the options will be recognized as compensation over the 1 year vesting period.

The following assumptions were used for the Black-Scholes model:

December 31,
2006
Risk free rates	4.75%
Dividend yield	0%
Expected volatility	64%
Weighted average expected stock option life	10 Years

The weighted average fair value at the date of grant for stock options granted is as follows:

Weighted average fair value per share	$1.05
Total options granted	1,100,000
Total weighted average fair value of options granted	$880,000

F8

Income Taxes

The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

At December 31, 2006, the Company has a net operating loss carryforward for Federal income tax purposes of $30,636 that expires in 2026. The full amount of the benefit of $7,659 (25% of net operating loss) associated with the carryforward has been reserved and not recognized because realization of that benefit cannot be estimated at this time. Below are the reductions in the Bookkeeping loss for tax purposes. The current year change in the valuation allowance is $7,659.

Reconciliation between income taxes at the statutory tax rate (25%) and the actual income tax provision for continuing operations follows:

Operating Loss	$(76,107)
Statutory Rate	x 25%
Expected Tax Benefit	(19,027)
Effects of:
Option expense	9,644
Non-Deductible Meals and Entertainment	1,724
Increase in valuation allowance	7,659
Reported Provision/(Benefit)	$—

Use of Estimates

The preparation of financial statements under generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income (Loss) Per Common Share

Net Income (loss) per common share is based on the Net Income (loss) less preferred dividends divided by weighted average number of common shares outstanding.

Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. As the Company has a loss for the period ended December 31, 2006 the potentially dilutive shares are anti-dilutive and are thus not added into the earnings per share calculation.

As of the period ended December 31, 2006 there were 347,619 potentially dilutive shares resulting from the issuances of convertible debt.

NOTE 3 - PREFERRED AND COMMON STOCK

There are currently no shares of Preferred stock outstanding. There have been 100,000 shares authorized, and there are no rights and privileges currently defined for preferred stock.

On October 5th, 2006 the Company issued for cash and subscriptions receivable, 18,000,000 shares of par value common stock.

At December 31st, 2006, a total of 18,000,000 common shares were issued and outstanding.

F9

In October 2006, the Company began a private placement offering of a maximum of 4,000,000 shares for sale for $1.05 (the “Offering”). A minimum of 2,000,000 shares is needed to close on the Offering. As of December 31, 2006, the Company had sold 750,476 shares for total consideration of $788,000. These funds are kept in a separate escrow account and will be released upon the attainment of the minimum in the offering of 2,000,000 shares. Therefore these funds are recorded as a liability on the Balance Sheet as of 12-31-06 but have subsequently moved to stockholders’ equity. The Offering is a private placement made under Rule 506 promulgated under the Securities Act of 1933, as amended. The securities offered and sold (or deemed to be offered and sold, in the case of underlying shares of common stock) in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

On February 1, 2007, the Offering closed with $2,626,650.60 being raised and 2,501,573 common shares being issued.

NOTE 4 - CONVERTIBLE DEBT

There are a total of $365,000 in convertible notes bearing 0% interest that are convertible to stock at a price of $1.05 per share, for a total of 347,619 shares. Of this amount $123,750 are held by our three directors, in the amounts of $41,250 each. These notes were issued in October 2006, and $200,000 of notes converted into common shares of the Company on February 1, 2007 at the Offering price of $1.05 per share. The balance of the notes was repaid without interest, as per the covenants subsequent to the balance sheet date. All note holders were directors and/or shareholders in the company.

NOTE 5 - RELATED PARTY TRANSACTIONS

NOG has entered into an agreement with South Fork Exploration LLC (SFE) to acquire approximately 5,000 net acres of mineral leases in Mountrail County, North Dakota as described above. SFE’s president is J.R. Reger, the brother of Michael Reger, CEO of NOG. J.R. Reger is also a shareholder in NOG. See Note 1.

NOG has also entered into an acreage acquisition agreement with Montana Oil Properties (MOP). MOP is controlled by Mr. Tom Ryan and Mr. Steven Reger, both are uncles of the Company’s CEO, Michael Reger. See Note 1.

With the exception of the aforementioned convertible notes, and subscriptions for common stock receivable there are no monies due to or from related parties.

NOTE 6 - STOCK OPTIONS

The Company’s board of directors approved a stock option plan in October 2006 (“2006 Stock Option Plan”) to provide incentives to employees, directors, officers and consultants and under which 2,000,000 shares of common stock have been reserved for issuance. The options can be either incentive stock options or non-statutory stock options and are valued at the fair market value of the stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant. As of December 31, 2006, 1,100,000 options were granted at a price of $1.05 per share. 500,000 options were granted to each Michael Reger and Ryan Gilbertson, and 100,000 options were granted to Douglas Polinsky. As stated above, these options have an exercise price of $1.05 per share. These options will vest at a rate of 50% on June 15, 2007 and 50% on December 15, 2007. For expense purposes these options have been valued using the Black-Scholes formula with the following inputs; Interest Rate of 4.75%, Volatility 64%, Time 10 Years, Stock Price $1.05. The volatility number was selected by creating a basket of 4 companies we believe accurately represent our market position upon becoming publicly traded. The company received no cash consideration for these option grants, their vesting is contingent upon the Grantee’s continued employment with the company.

F10

Currently Outstanding Options

•	1,100,000 with an Exercise price of $1.05 and a term of 10 years
•	No options were exercised or forfeited during the period from inception to 12-31-06
•	No options are exercisable as of 12-31-06
•	The remaining cost of the options will be recognized in 2007 as a compensation expense of $841,425

NOTE 7 - RESTRICTED CASH

Per the terms of NOG’s Private Placement dated November 7, 2006, until the company reaches a minimum of 2,000,000 shares or $2,100,000 raised, the proceeds from the offering will be deposited into a separate account at US Bank. These funds are held in two accounts at US Bank, one an interest bearing money market account. On February 1, 2007, the offering closed with $2,626,650.60 being raised and the money was released from the escrow accounts.

NOTE 8 - SUBSEQUENT EVENTS

On December 18, 2006, NOG entered into a Letter of Intent with Kentex Petroleum, Inc. (KNTX), a Nevada Corporation, for the exchange of shares of KNTX for all of the issued and outstanding shares of NOG. A $25,000 deposit was deposited into a trust account in December 2006. Upon closing, NOG shall pay to certain KNTX shareholders $390,000. The closing is set for March 2007.

On February 12, 2007, Montana Oil Properties, A Montana Corporation, assigned 21,354 +/- net acres in Sheridan County Montana to Northern Oil and Gas, Inc. NOG paid $825,000 in cash and 400,000 shares of restricted stock.

On February 12, 2007, South Fork Exploration, LLC, a Montana Limited Liability Company assigned 3,016 +/- net acres in Mountrail County, North Dakota to Northern Oil and Gas, Inc. NOG paid $271,481 in cash and will issue 271,440 shares of restricted stock.

NOTE 9 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a history of net losses that are likely to continue in the future. As of December 31, 2006, the Company had negative working capital of ($292,132); however, with the closing of the Private Placement (Note 3), the Company had positive working capital of approximately $2,000,000 beginning in February 2007.

Management believes that the cash position is sufficient to sustain current operations through 2007. They plan to mitigate capital expenditures through the use of farm-out agreements utilizing various partners’ drilling capital to develop the properties in exchange for working interest. It should also be noted that the company pays no salaries at this time. However should the Company decide to enter into agreements to develop properties with its own capital, it would need to raise additional funds. There can be no assurances such funds would be available and in the event they were not the Company may be unable to continue to operate. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

F11

(b)	Unaudited Pro Forma Condensed Financial Statements~~.~~ reflecting the combined financial effect of the Merger as if the Merger had been consummated on January 1, 2006.

KENTEX PETROLEUM, INC. AND NORTHERN OIL AND GAS, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information gives effect to the terms of the Agreement and Plan of Merger pursuant to which Kentex Acquisition Corp. (“Sub”), a Nevada corporation and a wholly-owned subsidiary of Kentex Petroleum, Inc. (“Kentex”), will merge with and into Northern Oil and Gas, Inc. (“NOG”), a Nevada corporation.

Following the merger, Northern Oil and Gas, Inc. will continue as the surviving corporation and the separate corporate existence of Kentex Acquisition Corp. will cease, with Northern Oil and gas, Inc. becoming a wholly owned subsidiary of Kentex. Prior to the merger, Kentex and Sub had no substantial assets, nominal operations, and by definition under SEC guidelines, is a public shell company. Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination. The historic financial statements of NOG will be the historic statements of Kentex and Sub. Pro forma financial information has been presented to provide full disclosure of the transaction.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of NOG and Kentex and Sub, under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the merger as if the merger had been consummated on December 31, 2006. The unaudited pro forma condensed combined statements of operations for the period from inception (October 5, 2006) through December 31, 2006 for NOG, and for the year ended December 31, 2006 for Kentex, give effect to the merger as if the merger had been consummated on January 1, 2006.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of NOG and Kentex, including the respective noted to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma information is presented.

The unaudited pro forma condensed combined financial statements do not give effect to any cost savings that may result from merger and reverse acquisition.

F12

NORTHERN OIL AND GAS, INC. AND KENTEX PETROLEUM, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

December 31, 2006

	Northern	Kentex
	Oil and Gas,	Petroleum,				Pro Forma	Pro Forma
	Inc.	Inc.	Combined			Adjustments	Results
Assets

Current Assets
Cash	$61,935	$—	$61,935	(	e)	$(390,000)	$2,098,587
				(	d)	2,426,652
Restricted Cash	788,000	—	788,000	(	d)	(788,000)	—
Prepaid Rent	1,000	—	1,000			—	1,000
Total Current Assets	850,935	—	850,935			1,248,652	2,099,587

Other Assets
Deposit - MOP Oil Lease	165,000	—	165,000			—	165,000
Deposit - South Fork Oil Lease	65,000	—	65,000			—	65,000
Deposit - KNTX Shell	25,000	—	25,000	(	a)	(25,000)	—
Total Other Assets	255,000	—	255,000			(25,000)	230,000

Total Assets	$1,105,935	$—	$1,105,935			$1,223,652	$2,329,587

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts Payable	$—	$1,095	$1,095			$—	$1,095
Loans from Stockholders	—	37,472	37,472	(	b)	(37,472)	—
Investor Subscriptions Net of Issuance Costs	778,067	—	778,067	(	d)	(778,067)	—
Convertible Notes Payable	365,000	—	365,000	(	d)	(200,000)	165,000
Total Current Liabilities	1,143,067	38,567	1,181,634			(1,015,539)	166,095

Long-Term Liabilities	—	—	—			—	—

Total Liabilities	1,143,067	38,567	1,181,634			(1,015,539)	166,095

Stockholders' Equity (Deficit)
Common Stock - Par Value $.001; 100,000,000 Shares
Authorized; 21,992,683 Issued and Outstanding	1,800	2,362	4,162	(	c)	18,452	21,993
				(	d)	250
				(	e)	(501)
				(	e)	(370)
Additional Paid-in Capital	38,575	2,073,798	2,112,373	(	a)	(25,000)	2,219,006
				(	b)	37,472
				(	c)	(18,452)
				(	d)	2,616,469
				(	e)	(2,503,856)
Stock Subscriptions Receivable	(1,400)	—	(1,400)			—	(1,400)
Accumulated Deficit	(76,107)	(2,114,727)	(2,190,834)	(	e)	2,114,727	(76,107)
Total Stockholders' Equity (Deficit)	(37,132)	(38,567)	(75,699)			2,239,191	2,163,492

Total Liabilities and Stockholders' Equity (Deficit)	$1,105,935	$—	$1,105,935			$1,223,652	$2,329,587

F13

NORTHERN OIL AND GAS, INC. AND KENTEX PETROLEUM, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

NORTHERN OIL AND GAS, INC.

For the Period from Inception (October 5, 2006) Through December 31, 2006

KENTEX PETROLEUM, INC.

For the Year Ended December 31, 2006

	Northern	Kentex
	Oil and Gas,	Petroleum,	Pro Forma	Pro Forma
	Inc.	Inc.	Adjustments	Results

Revenues	$—	$—	$—	$—

Expenses
Share-Based Compensation	38,575	—	—	38,575
General and Administrative	37,799	7,756	—	45,555
Total Expenses	76,374	7,756	—	84,130

Loss from Operations	(76,374)	(7,756)	—	(84,130)

Other Income	267	—	—	267

Loss Before Income Taxes	(76,107)	(7,756)	—	(83,863)

Income Tax Provision/(Benefit)	—	—	—	—

Net Loss	$(76,107)	$(7,756)	$—	$(83,863)

Net Loss per Common Share - Basic	$(0.00)	$(0.00)	$0.00	$(0.00)

Weighted Average Shares Outstanding	18,000,000	2,361,675	1,631,008	21,992,683

F14

NOTES TO PRO FORMA ADJUSTMENTS

Pro forma adjustments on the attached financial statements include the following:

(a.)	$25,000: to record all legal fees of Kentex related to the merger from a deposit in the Trust account of the law firm.

(b.)	$37,472: to record the compromise of all Kentex stockholder claims outstanding prior to the merger as part of the Principal Shareholders Agreement entered into by the principal shareholders of Kentex.

(c.)	$18,452: to record the recapitalization of NOG with Kentex common stock issued in the acquisition (Par Value changed from $.0001 to $.001 per share).

(d.)	$2,426,652: to record the total cash receive from the private placement offering, net of $200,000 convertible notes, and the issuing of 2,501,573 shares.

(e.)

$390,000: to record the cash consideration of $377,500 paid to Kentex shareholders in consideration of the cancellation of 500,640 shares of Kentex and to record $12,500 paid for an introduction fee, and to recognize the share exchange required by the Principal Shareholders Agreement whereby 1,680,000 shares were exchanged/cancelled 1,310,075 newly issued shares.

F15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date:	03/20/07	By	/s/ Michael Reger, Chief Executive Officer
Michael Reger, Chief Executive Officer